Contact:	Mark Thomson, CFO (757) 766-4224

FOR IMMEDIATE RELEASE

Measurement Specialties Announces Fiscal 2008 Third Quarter Results
Income from continuing operations increases 46% to $0.33 per diluted share on 13% growth in sales

Hampton, VA, February 6, 2008 - Measurement Specialties, Inc. (NASDAQ: MEAS), a global designer and manufacturer of sensors and sensor-based systems, announced results for the three and nine months ended December 31, 2007. Unless otherwise stated, fiscal 2007 and 2008 results reflect continuing operations only.

The Company reported an increase in net sales of $6.2 million or 13% to $56 million for the three months ended December 31, 2007, as compared to the corresponding period last year. For the three months ended December 31, 2007, the Company reported an increase of $1.5 million in income from continuing operations to $4.9 million, or $0.33 per diluted share, as compared to $3.3 million or $0.23 per diluted share for the same period last year.

For the nine months ended December 31, 2007, net sales increased $19.7 million or 14% to $165.6 million as compared to the corresponding period last year. Income from continuing operations for the nine months ended December 31, 2007 increased $2.8 million to $11.9 million or $0.82 per diluted share, as compared to $9.1 million or $0.63 per diluted share last year. Adjusted income from continuing operations (which excludes the impact of deferred tax items associated with tax law changes) increased 39% to $12.7 million or $0.88 per diluted share. Please refer to the notes and reconciliation regarding non-GAAP financial measures contained in this release.

Frank Guidone, Company CEO commented, “Continued solid growth in sales and ongoing leverage of SGA helped to drive strong results in the quarter. Year to date sales increased 14% and adjusted income from continuing operations grew 39% over the same period last year. ”

Guidone continued, “We expect solid growth in fourth quarter sales will boost the full fiscal year 2008 sales to $227 to $228 million (including sales from Intersema). Due to upcoming changes in the tax laws in China, we are expecting a jump in our effective tax rate which will negatively impact our fourth quarter; however, due to better than expected results in Q3, we reiterate our EPS guidance of $1.15 to $1.20, excluding the impact of deferred tax items associated with tax law changes.”

On February 6, 2008, the Company filed its Form 10-Q for the fiscal quarter ended December 31, 2007. Please refer to the Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Form 10-Q filed for a more complete discussion of sales, margin and expenses.

The Company will host an investor conference call on Thursday, February 7, 2008 at 11:00 AM EST to answer questions regarding the third quarter results reported in our Form 10-Q for the three and nine months ended December 31, 2007.  US dialers: (888) 639-6205; International dialers (703) 925-2608.  Interested parties may also listen via the Internet at: www.investorcalendar.com.  The call will be available for replay for 30 days through AT&T by dialing (800) 475-6701 (US dialers); (320) 365-3844 (International dialers), and entering access code 909014, and on Investorcalendar.com

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

About Measurement Specialties. Measurement Specialties, Inc. (MEAS) designs and manufactures sensors and sensor-based systems to measure precise ranges of physical characteristics such as pressure, temperature, position, force, vibration, humidity and photo optics. MEAS uses multiple advanced technologies - including piezoresistive, electro-optic, electro-magnetic, capacitive, application specific integrated circuits (ASICs), micro-electromechanical systems (MEMS), piezoelectric polymers and strain gauges - to engineer sensors that operate precisely and cost effectively.

This release includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended.  Forward looking statements may be identified by such words or phrases  “should”, "intends", “ is subject to”, "expects", "will", "continue", "anticipate", "estimated", "projected", "may", "we believe", "future prospects", or similar expressions.  The forward-looking statements above involve a number of risks and uncertainties. Factors that might cause actual results to differ include, but are not limited to, success of any reorganization; ability to raise additional funds; conditions in the general economy and in the markets served by the Company; competitive factors, such as price pressures and the potential emergence of rival technologies; interruptions of suppliers' operations affecting availability of component materials at reasonable prices; timely development and market acceptance, and warranty performance of new products; success in integrating prior acquisitions; changes in product mix, costs and yields, fluctuations in foreign currency exchange rates; changes in the Company’s tax position; legislative initiatives, including tax legislation; uncertainties related to doing business in Hong Kong and China; and the risk factors listed from time to time in the Company's SEC reports.  The Company from time-to-time considers acquiring or disposing of business or product lines. Forward-looking statements do not include the impact of acquisitions or dispositions of assets, which could affect results in the near term.  Actual results may differ materially.  The Company assumes no obligation to update the information in this issue.

Company Contact: Mark Thomson, CFO, (757) 766-4224

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended		Nine months ended
	December 31,		December 31,
(Amounts in thousands, except per share amounts)	2007	2006	2007	2006
Net sales	$55,991	$49,766	$165,604	$145,867
Cost of goods sold	32,522	28,113	95,888	82,396
Gross profit	23,469	21,653	69,716	63,471
Total operating expenses	15,949	15,935	48,629	46,666
Operating income	7,520	5,718	21,087	16,805
Interest expense, net	946	1,518	3,339	4,749
Foreign currency exchange and other expense	425	(12)	834	436
Income from continuing operations before minority interest and income taxes	6,149	4,212	16,914	11,620
Minority interest, net of income taxes	91	230	252	460
Income tax expense from continuing operations	1,205	648	4,747	2,019
Income from continuing operations	4,853	3,334	11,915	9,141
Discontinued operations:
Income (loss) from discontinued operations before income taxes	42	(5)	98	(37)
Income tax expense (benefit) from discontinued operations	(9)	(1)	(3)	(7)
Income from discontinued operations	51	(4)	101	(30)
Gain on disposition of discontinued operations (net of income taxes)	-	2,156	-	2,156
Income (loss) from discontinued operations	51	2,152	101	2,126
Net income	$4,904	$5,486	$12,016	$11,267

Net income per common share - Basic:
Income from continuing operations	$0.33	$0.24	$0.83	$0.65
Income from discontinued operations	0.01	-	0.01	-
Gain from disposition of discontinued operations (net of income taxes)	-	0.15	-	0.15
Net income per common share - Basic	$0.34	$0.39	$0.84	$0.80

Net income per common share - Diluted:
Income from continuing operations	$0.33	$0.23	$0.82	$0.63
Income (loss) from discontinued operations	0.01	-	0.01	-
Gain from disposition of discontinued operations (net of income taxes)	-	0.15	-	0.15
Net income per common share - Diluted	$0.34	$0.38	$0.83	$0.78

Weighted average shares outstanding - Basic	14,357	14,177	14,337	14,120
Weighted average shares outstanding - Diluted	14,535	14,401	14,512	14,411

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31,	March 31,
(Amounts in thousands)	2007	2007

ASSETS

Current assets:
Cash and cash equivalents	$28,958	$7,709
Accounts receivable, trade, net of allowance for
doubtful accounts of $624 and $516, respectively	34,960	34,774
Inventories, net	41,774	37,231
Deferred income taxes, net	4,956	4,718
Prepaid expenses and other current assets	3,662	3,057
Other receivables	847	420
Due from joint venture partner	1,622	1,456
Current portion of promissory note receivable	1,077	2,465
Total current assets	117,856	91,830

Property, plant and equipment, net	35,403	27,559
Goodwill	92,027	77,397
Acquired intangible assets, net	32,968	17,006
Deferred income taxes, net	2,989	8,360
Promissory note receivable, net of current portion	-	851
Other assets	1,725	1,688
Total Assets	$282,968	$224,691

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31,	March 31,
(Amounts in thousands)	2007	2007

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of promissory notes payable	$2,177	$100
Current portion of deferred acquisition obligation	-	1,973
Current portion of long-term debt	3,106	2,753
Current portion of capital lease obligation	798	811
Accounts payable	21,825	17,742
Accrued expenses	4,171	2,447
Accrued compensation	6,385	6,616
Income taxes payable	3,115	3,089
Other current liabilities	2,473	4,089
Accrued litigation settlement expenses	-	1,275
Total current liabilities	44,050	40,895

Revolver	69,647	42,010
Long-term debt, net of current portion	15,914	17,561
Capital lease obligation, net of current portion	912	1,354
Promissory notes payable, net of current portion	6,531	-
Other liabilities	542	606
Total liabilities	137,596	102,426

Minority Interest	1,690	1,628

Shareholders' equity:
Serial preferred stock; 221,756 shares authorized; none outstanding	-	-
Common stock, no par; 25,000,000 shares authorized; 14,375,546
and 14,280,364 shares issued and outstanding, respectively	-	-
Additional paid-in capital	77,460	73,399
Retained earnings	57,513	45,497
Accumulated other comprehensive income	8,709	1,741
Total shareholders' equity	143,682	120,637
Total liabilities, minority interest and shareholders' equity	$282,968	$224,691

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

Reconciliation of Non-GAAP Financial Measures (Unaudited):

	Three months ended		Nine months ended
	December 31,		December 31,
	2007	2006	2007	2006
Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, stock option)

Income from Continuing Operations	$4,853	$3,334	$11,915	$9,141
Add Back:
Interest	946	1,518	3,339	4,749
Income Taxes	1,205	648	4,747	2,019
Depreciation and Amortization	2,273	2,516	6,784	7,207
Option Expense under SFAS 123R	860	782	2,493	1,985

Adjusted EBITDA	$10,137	$8,798	$29,278	$25,101
As % of Net Sales	18.1%	17.7%	17.7%	17.2%

Adjusted SG&A Reconciliation

Reported Operating Expense	$15,949	$15,935	$48,629	$46,666
Amortization of Acquired Intangibles	732	1,149	2,279	3,298
Option Expense under SFAS 123R	860	782	2,493	1,985
Adjusted Sales, General & Administrative (SG&A)	$14,357	$14,004	$43,857	$41,383
As % of Net Sales	25.6%	28.1%	26.5%	28.4%

Adjusted Income from Continuing Operations
Income from continuing operations - reported	$4,853	$3,334	$11,915	$9,141
Deferred income tax benefit associated with China tax law change	$(175)		$(175)
Deferred income tax expense associated with German tax law change	-	-	997	-
Adjusted Income from Continuing Operations	$4,678	$3,334	$12,737	$9,141
Change from prior year	40%		39%
Per diluted share	$0.32	$0.23	$0.88	$0.63

Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” promulgated under the Securities and Exchange Act of 1934, as amended, defines and prescribes the conditions for use of certain non-GAAP financial information. We believe that certain of our financial measures which meet the definition of non-GAAP financial measures provide important supplemental information to investors.

The financial information accompanying this press release includes the Company’s earnings before interest, taxes, depreciation, amortization and stock option expense, or “Adjusted EBITDA.” This number is derived by adding interest, taxes, depreciation, amortization and stock option expense to the Company’s income from continuing operations. The Company believes that this information is important to investors because is provides a financial measure that is more representative of the cash flow of the Company, excluding non-cash expenses and items such as taxes and interest, which vary greatly period to period The Company believes that this measure is important to investors because it more accurately represents the leverage effect of fixed expenses given our rapid growth in sales.

These non-GAAP financial measures are used in addition to and in conjunction with the results presented in accordance with GAAP. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. The Company believes that non-GAAP financial measures provide an additional way of viewing aspects of our operation that, when viewed with our GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide an understanding of certain factors and trends relating to our business. The Company strongly encourages investors to review our financial statements and publicly filed reports in their entirety and to not rely on any single financial measure.

******End of Press Release*****

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com